                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 Railtex, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

May 20, 1996



Dear Shareholder:

You are cordially invited to attend the 1996 Annual Meeting of Shareholders of RailTex, Inc. to be held on Wednesday, June 12, 1996, at 10:00 a.m. (CDT) at the San Antonio Central Library, 600 Soledad Plaza, San Antonio, Texas. We look forward to this opportunity to update you on developments here at RailTex and to greet our new shareholders.

We hope you will attend the meeting in person. WHETHER OR NOT YOU EXPECT TO BE PRESENT AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

Sincerely,

[Signature of Bruce M. Flohr Appears Here]

Bruce M. Flohr
Chairman and Chief Executive Officer

[Signature of Laura D. Davies Appears Here]

Laura D. Davies
Vice President-Finance, Chief Financial Officer and Corporate Secretary

Enclosure

                                 RAILTEX, INC.
                            4040 Broadway, Suite 200
                           San Antonio, Texas  78209

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1996

To the Shareholders of RailTex, Inc.:

  NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of RailTex, Inc., a Texas corporation, will be held at the San Antonio Central Library, 600 Soledad Plaza, San Antonio, Texas, on Wednesday, June 12, 1996, at 10:00 a.m.(CDT) for the following purposes:

(1) To elect three (3) Directors to serve as Class I Directors for terms expiring in 1999 and until their respective successors are duly elected and qualified;

(2) To approve a proposal to amend the Company's 1993 Stock Plan to: (i) increase the maximum number of shares of Common Stock issuable under the 1993 Plan from 750,000 to 1,250,000, without reduction for the number of shares issued upon the exercise of options granted outside of the 1993 Plan, (ii) extend the exercise period for Outside Directors' Options from 2 to 10 years and increase the number of shares which may be purchased under Outside Directors' Options from 2,000 to 3,000, (iii) specify 1,250,000 shares as the maximum number of shares issuable under the 1993 Plan to any employee in any calendar year, (iv) permit the 1993 Plan administrator to specify shorter vesting periods for Non-Qualified Options, and (v) clarify that cashless exercises of Stock Rights are permitted under the 1993 Plan.

(3) To approve the appointment of Arthur Andersen LLP as the Company's auditors for the 1996 fiscal year; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

 In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at May 17, 1996. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

 A complete list of shareholders entitled to vote at the meeting will be on file at the Company's corporate office at 4040 Broadway, Suite 200, San Antonio, Texas, for a period of ten days prior to the meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the meeting.

 SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

RAILTEX, INC.



Laura D. Davies
Corporate Secretary


Dated:   May 17, 1996

                                 RAILTEX, INC.
                            4040 Broadway, Suite 200
                           San Antonio, Texas  78209


                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of RailTex, Inc., a Texas corporation (the "Company"), to be voted at the 1996 Annual Meeting of Shareholders at 10:00 a.m. (CDT) on Wednesday, June 12, 1996, or at any adjournment thereof. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about May 20, 1996.

                               VOTING AND PROXIES

     Only holders of record of Common Stock of the Company at the close of business on May 17, 1996, will be entitled to vote at the meeting. There were 9,110,606 shares of common stock outstanding on the record date. Each share of common stock outstanding is entitled to one vote. A majority of the shares outstanding will constitute a quorum at the meeting.

     All shares represented by proxies will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. Any shareholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Corporate Secretary, by submitting a later-dated proxy, or by attending the meeting and voting in person.

     The election of each nominee for Director requires a plurality of the votes cast. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of proposed amendments to the Company's 1993 Stock Plan described below and the appointment of auditors. Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting; however, abstentions and broker non-votes will not be included in determining the number of votes cast on any matter.


                                  PROPOSAL #1
                                  -----------

                             ELECTION OF DIRECTORS

          The Bylaws of the Company provide for a Board of Directors of not less than three (3) members and not more than ten (10) members. Currently, there are eight (8) Directors. At the 1995 Annual Meeting of Shareholders, the Company's Bylaws were amended to classify the Board of Directors into three classes, each of which class of Directors, after an interim arrangement, will serve for three years, with one class being elected each year. At the 1995 Annual Meeting of Shareholders, the classified Board of Directors was implemented by the election of the initial Class I, Class II, and Class III Directors to serve for terms of one year, two years, and three years, respectively.

          The Board of Directors propose the election of three (3) Directors at the 1996 Annual Meeting of Shareholders to serve as Class I Directors. The Class I Director nominees are Bruce M. Flohr, Palmer L. Moe, and Laura D. Davies. The nominees for Class I Directors, if elected, will serve for a three year term expiring in 1999 and until their respective successors are elected and qualified. The Board of Directors recommends a vote FOR such nominees.

     The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the above mentioned nominees for election as Directors, unless otherwise specified. Such nominees have indicated a willingness to serve as Directors, but should any of them decline or be unable to serve, the persons named as proxies may vote for another person in the place of such nominees according to their best judgment and in the interest of the Company.

     The following information is furnished with respect to each of the nominees. Such information includes all positions with the Company and principal occupations during the last five years.

     Notice for election as Class I Directors, whose terms expire in 1999:

     BRUCE M. FLOHR, age 56, founded RailTex in 1977, and currently serves as Chairman of the Board of Directors and Chief Executive Officer. From 1975 through 1977, Mr. Flohr held the positions of Deputy Administrator and Acting Administrator of the Federal Railroad Administration in Washington, D.C. In those positions he had primary responsibility for rail safety, operation of the Alaska Railroad, and operation of the Transportation Test Center at Pueblo, Colorado. Mr. Flohr was employed by Southern Pacific Transportation Company from 1965 through 1975 and served as Division Superintendent of its San Antonio Division from 1971 through 1975. He is a founder and past Chairman of the Regional Railroads of America and is a Director of the Association of American Railroads. Mr. Flohr is also a Director of Harmon Industries, Inc.

     PALMER L. MOE, age 52, has served since 1992 as the President of Storen Resources, Inc., a privately owned corporation which provides consulting services, primarily in the energy sector. From 1983 to 1992, Mr. Moe was President and Chief Operating Officer of Valero Energy Corporation. From 1965 to 1983, Mr. Moe held various positions with Arthur Andersen LLP, including Managing Partner of the San Antonio office from 1978 to 1983.

     LAURA D. DAVIES, age 37, has served as Vice President-Finance and Administration and Chief Financial Officer since July 1995. Mrs. Davies was Vice President-Finance of RailTex Service Co., Inc. ("RSC"), a subsidiary of RailTex from February 1995 to June 1995 and served as Controller of RSC since 1986. Mrs. Davies is a Certified Public Accountant and from 1981 to 1986 was employed by Arthur Andersen LLP.


     The following information is furnished with respect to each of the continuing Directors. Such information includes all positions with the Company and principal occupations during the last five years.

     Class II Directors, whose terms expire in 1997:

     HENRY M. CHIDGEY, age 46, joined RailTex as Chief Operating Officer in April, 1995. In October 1995, Mr. Chidgey was appointed President of RailTex. He was elected as Executive Vice President and a Director of RailTex in June 1995. From 1993 through March 1995, Mr. Chidgey was employed by Southern Pacific Transportation Company as Vice President and Chief Mechanical Officer. From 1989 to 1993, Mr. Chidgey was Vice President and Chief Mechanical Officer of the Illinois Central Railroad Company. Prior to joining the Illinois Central Railroad Company, Mr. Chidgey was employed, for 19 years, by the Southern Pacific Transportation Company where he held various operating positions.

     HEATHER J. GRADISON, age 43, has served as a Director since 1990 and is a member of the Audit and Compensation Committees. Currently, Mrs. Gradison is an international and domestic consultant specializing in advising on issues for regulatory reform. From 1990 until 1994, Mrs. Gradison served as Assistant to the President for the American Enterprise Institute for Public Policy Research. From 1985 until 1990, Mrs. Gradison served as Chairman of the Interstate Commerce Commission, and from 1982 until 1985, she was a Commissioner of the Interstate Commerce Commission. From 1975 to 1982, Mrs. Gradison was employed by the Southern Railway System.

     FERD. C. MEYER, JR., age 56, has served as a Director since 1977 and is a member of the Compensation Committee. Since 1988, Mr. Meyer has been Senior Vice President and General Counsel of Central and South West Corporation, a public holding company for four electric utility companies operating in Texas, Oklahoma, Arkansas, and Louisiana. From 1986 to 1988, Mr. Meyer was Vice President and Assistant General Counsel of Central and South West Services, Inc., a subsidiary of Central and South West Corporation.

     Class III Directors, whose terms expire in 1998:

     ROBERT R. LENDE, age 55, served as a Director, Executive Vice President, and Chief Financial Officer of RailTex from 1980 until he retired in June 1995. He currently serves as a Director of RailTex and is a member of the Nominating Committee. From 1975 through 1980, Mr. Lende was employed by Rotan Mosle, Inc., a Texas-based regional investment banking firm, most recently as Vice President-Corporate Finance. From 1971 to 1975, Mr. Lende was Vice President-Marketing for Heatransfer Corporation, a manufacturer of automobile air conditioners. Mr. Lende is also an Advisory Director of Alamo Group, Inc..

     ROBERT M. AYRES, JR., age 69, has served as a Director since 1988 and is a member of the Compensation and effective March 1996, the Nominating Committees. Mr. Ayres is currently a financial consultant and investor. From 1977 until 1988, Mr. Ayres was President, Vice Chancellor, and Chief Executive Officer of the University of the South. From 1973 to 1977, Mr. Ayres was Senior Vice President and a Director of Rotan Mosle, Inc. From 1962 to 1973, he was President and Director of Russ and Company, Inc., an investment banking firm. Mr. Ayres is also a Director of Howell Corporation, Rochelle Communications, PatOil Corporation, and James Avery Craftsmen.

                                  PROPOSAL #2
                                  -----------

                             APPROVAL OF AMENDMENT
                             OF THE 1993 STOCK PLAN

          The purpose of the Company's 1993 Stock Plan (the "1993 Plan") is to provide incentives to its officers, employees and directors and to help the Company attract and retain qualified officers, employees and directors. Based upon the Company's experience with the 1993 Plan since its adoption, the Board of Directors has unanimously approved and recommends for adoption the several amendments to the 1993 Plan described below which the Directors believe will enhance the 1993 Plan's effectiveness. Accordingly, the Board of Directors recommends that the shareholders vote FOR approval of the following amendments to the 1993 Plan.

          The following summary of amendments to the 1993 Plan is qualified in its entirety by reference to the 1993 Plan as proposed to be amended, a copy of which is attached as Exhibit "A" to this Proxy Statement.

     1. Increase the maximum number of shares of Common Stock under the 1993 Plan from 750,000 to 1,250,000, without reduction for the number of shares issued upon the exercise of options granted outside of the 1993 Plan. The 1993 Plan currently provides that the maximum number of shares issuable under the 1993 Plan is 750,000 shares, less the number of shares issuable or issued under options granted prior to the adoption of the 1993 Plan (the "Prior Options") and under options granted pursuant to the 1993 Plan. As of May 10, 1996, 188,961 shares are issuable under outstanding options granted under the 1993 Plan, 222,831 shares are issuable under outstanding Prior Options, and 306,168 shares have been issued upon the exercise of Prior Options. As a result, as of May 10, 1996, only 32,040 shares are currently available for issuance under the 1993 Plan. The Board of Directors believes this number of shares is insufficient for the Company to continue its efforts to attract and retain qualified officers, employees and directors. Accordingly, the Board of Directors recommends that the maximum number of shares issuable under the 1993 Plan be increased from 750,000 to 1,250,000 and the number of shares available for issuance under the 1993 Plan no longer be reduced by the number of shares issued upon exercise of Prior Options. If these amendments to the 1993 Plan are approved, 806,168 shares will become available for issuance under the 1993 Plan. See paragraph 3 of Exhibit "A".

     2. Extend the exercise period for Outside Directors' Options from 2 to 10 years and increase the number of shares which may be purchased under Outside Directors' Options from 2,000 to 3,000. The 1993 Plan currently provides for annual grants of Outside Directors' Options (as defined in the 1993 Plan) to each of the Company's Outside Directors. The Outside Directors' Options entitles each Outside Director to purchase 2,000 shares of Common Stock over a 2 year period at an exercise price that is equal to the fair market value of the Common Stock on the date of grant. The Board of Directors believes the exercise period of the Outside Directors' Options should be extended from 2 years to 10 years and the number of shares which may be purchased under the Outside Directors' Options should be increased from 2,000 to 3,000. The Board of Directors believes these amendments to the Outside Directors' Options will enhance the Company's ability to retain and attract highly qualified Outside Directors. See paragraphs 8A and C of Exhibit "A".

     3. Specify 1,250,000 shares as the maximum number of shares issuable under the 1993 Plan to any employee in any calendar year. This amendment is recommended in order to comply with the technical requirements of Section 162(M) of the Internal Revenue Code of 1986, as amended, and related regulations so that awards by the Company under the 1993 Plan will qualify as performance-based and will not be limited by the cap on the deductibility of compensation paid to certain executives which exceed $1,000,000. Although the Company desires to comply with Section 162(M), it does not intend to pay $1,000,000 or more to any employee of the Company. See paragraph 3 of Exhibit "A".

     4. Permit the 1993 Plan administrator to specify shorter vesting periods for Non-Qualified Options. The 1993 Plan currently provides that Non-Qualified Options (as defined in the 1993 Plan) shall be exercisable at the rate of 20% per year over a 5 year period, with the Non-Qualified Options first becoming exercisable one calendar year after the date of their grant, subject to any longer vesting periods which the 1993 Plan administrator may impose. The Board of Directors believes it is important that the 1993 Plan administrator have the flexibility to provide for shorter vesting periods which the administrator believes it is advisable to do so. The Board of Directors believes giving the 1993 Plan administrator this flexibility will enhance the Company's ability to retain and attract highly qualified employees, officers and directors. The 1993 Plan administrator is currently the Compensation Committee of the Company's Board of Directors, a committee that is comprised solely of Outside Directors who are not permitted under the 1993 Plan to receive grants of Non-Qualified Options. See paragraph 5C of Exhibit "A".

     5. Clarify that cashless exercises of Stock Rights are permitted under the 1993 Plan. The Board of Directors believes the 1993 Plan currently authorizes the 1993 Plan administrator to allow any legal form of payment of the purchase price which may be due upon the exercise of any Stock Rights (as defined in the 1993 Plan) granted under the 1993 Plan. This would include allowing the recipient of a Stock Right to tender shares of Common Stock in lieu of cash payment of the exercise price of options granted under the 1993 Plan. However, the Board of Directors felt it was advisable to amend the 1993 Stock Plan to make it clear that cashless exercises of Stock Rights are permitted under the 1993 Plan. See paragraphs 9 and 11 of Exhibit "A".


                     MEETINGS AND COMPENSATION OF DIRECTORS

     During the fiscal year ended December 31, 1995, the Board of Directors held seven meetings. During the fiscal year ended December 31, 1995, no Director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a Director and (ii) the total number of meetings held by all committees of the Board of Directors on which he has served.

     The members of the Board of Directors who are not full time employees of the Company are compensated at the rate of $20,000 per year and $1,000 per meeting attended. Members of committees of the Board of Directors are compensated at the rate of $1,000 per meeting attended. In addition, each Outside Director of the Company receives an annual grant of options to purchase 2,000 shares of Common Stock (commencing January 1, 1997, 3,000 shares if proposed amendments to the 1993 Plan are adopted). The exercise price for these options is the closing sale price on the last business day prior to January 1 of the year for which the options are granted ($21.00 per share for 1996).

                                AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, which currently consists of Heather J. Gradison, James A. O'Donnell and Thomas D. Ellen (effective June 20,
1995), met twice during the 1995 fiscal year. The functions of the Audit Committee are to recommend the selection of independent accountants, review and recommend approval of annual audited financial statements, and review significant changes in accounting policies and procedures. In addition, the Audit Committee reviews the adequacy of internal control and record-keeping systems, reviews compliance with applicable regulations and policies (including environmental regulations and policies on insider trading), and monitors litigation, fraud, and conflict of interest and their potential impact on financial results.

                             COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors currently consists of Robert M. Ayres, Jr., Heather J. Gradison and Ferd. C. Meyer, Jr. The Compensation Committee met twice during the 1995 fiscal year. The functions of the Compensation Committee are to review the compensation of officers and other management personnel and to make recommendations concerning such compensation. The Compensation Committee also administers the employee benefit plans of the Company, including the Company's 1993 Stock Plan. No officer of the Company is a member of the Compensation Committee.

                              NOMINATING COMMITTEE

     The Nominating Committee of the Board of Directors currently consists of Bruce M. Flohr, Robert R. Lende (effective June 1995) and Robert M. Ayres, Jr. (effective March 1996). The Committee met once during fiscal year 1995. The function of the Nominating Committee is to consider and recommend nominees for election as Directors. The Nominating Committee will consider nominees recommended by security holders. The names of any nominees to be recommended by security holders to the Nominating Committee must be submitted in writing to the Nominating Committee at the Company's corporate office at 4040 Broadway, Suite 200, San Antonio, TX 78209, no later than December 21, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   None.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities Exchange Commission and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its Directors and executive officers, the Company believes that during the year ended December 31, 1995, all Section 16(a) filing requirements were satisfied, except for (i) an inadvertent late filing of a Form 4 by Ferd. C. Meyer, Jr. reporting his sale of 5,000 shares of the Company's Common Stock on June 13, 1995; (ii) an inadvertent late filing of a Form 4 by Laura D. Davies reflecting her gift of 200 shares of the Company's Common Stock to the American Red Cross on December 4, 1995; (iii) an inadvertent late filing of a Form 4 by Bruce M. Flohr reporting his sale of 12,000 shares on October 9, 1995; (iv) an inadvertent late filing of a Form 4 by Harland M. Irvin III, as Trustee for three trusts, reporting their receipt by gift of an aggregate of 9,000 shares on October 9, 1995; (v) an inadvertent late filing of two Form 4s by Robert M. Ayres, Jr. reporting his acquisition of 17,000 shares (2,000 shares on August 18, 1995 as trustee for four trusts, 2,000 on August 18, 1995, 5,000 on August 22, 1995, 5,000 on August 23, 1995, 1,000 on August 29, 1995, and
2,000 on September 1, 1995); (vi) an inadvertent late filing of a Form 4 by Henry M. Chidgey reporting his acquisition of 1,000 shares of the Company's Common Stock on August 11, 1995 and 4,000 shares of the Company's Common Stock on August 14, 1995; (vii) an inadvertent late filing of a Form 4 by David P. Valentine reporting his sale of 4,461 shares of the Company's Common Stock on August 21, 1995; and (viii) an inadvertent late filing of a Form 4 by Harland M. Irvin III as trustee for three trusts reporting the sale of an aggregate 7,200 shares of the Company's Common Stock on August 30, 1995.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth the beneficial ownership of the Company's Common Stock at March 1, 1996 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) the Chief Executive Officer and the other four most highly compensated officers of the Company (the "Named Executives"), and (iv) all Directors and executive officers as a group. The address for each of the Directors and the Named Executives is the address of the Company.



                                                                 SHARES            % OF TOTAL
                                                               BENEFICIALLY           SHARES
5% SHAREHOLDERS, DIRECTORS AND NAMED EXECUTIVES                  OWNED(1)          OUTSTANDING
-----------------------------------------------                ------------        -----------
Bruce M. Flohr(2)                                                   693,002              7.5%
Capital Guardian Trust                                              648,000              7.1
Neuberger & Berman, L.P.                                            581,900              6.5
Robert M. Ayres, Jr.(3)                                             197,374              2.2
Robert R. Lende(4)                                                  127,989              1.4
Laura D. Davies(5)                                                   62,297              0.7
David P. Valentine(6)                                                58,250              0.6
Eamonn F. Grant (7)                                                  31,263              0.3
James A. O'Donnell(8)                                                20,503              0.2
Ferd. C. Meyer, Jr.(9)                                               16,950              0.2
Daniel T. McShane(10)                                                19,203              0.2
Heather J. Gradison(11)                                               9,000              0.1
Henry M. Chidgey                                                      5,750              0.1
Thomas D. Ellen (12)                                                  2,100              0.0
Michael T. Brigham (13)                                               2,569              0.0
Directors and executive officers as a                             1,246,250             13.3
 group (13 persons)(14)

______________
(1) Each holder has advised the Company that, except as noted below, it has sole investment and voting power with respect to the shares indicated.
(2) The number of shares of Common Stock beneficially owned by Mr. Flohr includes 72,592 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days, and 84,800 shares of stock held in trusts for members of Mr. Flohr's family for which Mr. Flohr has voting but not investment power. Not included are an aggregate of 90,019 shares beneficially owned by certain relatives of Mr. Flohr not living in his home.
(3) The shares of Common Stock beneficially owned by Mr. Ayres include 4,000 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days. Also included are 10,000 shares of Common Stock held by a private foundation for which Mr. Ayres has voting and investment power.
(4) The number of shares of Common Stock beneficially owned by Mr. Lende includes 15,918 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days. Also included are 7,500 shares held by a private foundation, of which Mr. Lende is a co-trustee. Mr. Lende disclaims beneficial ownership of these shares.
(5) The number of shares of Common Stock beneficially owned by Mrs. Davies includes 41,560 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days.
(6) The number of shares of Common Stock beneficially owned by Mr. Valentine includes 46,791 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days and does not include an aggregate of 36,299 shares of Common Stock beneficially owned by Mr. Valentine's adult children.
(7) The number of shares of Common Stock owned by Mr. Grant includes 19,106 shares of Common Stock reserved for issuance under Stock Options which are exercisable within 60 days.
(8) The number of shares of Common Stock beneficially owned by Mr. O'Donnell includes 4,000 shares of Common Stock reserved for issuance under Stock Options with are exercisable within 60 days.
(9) The shares of Common Stock beneficially owned by Mr. Meyer includes 4,000 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days.
(10) The number of shares of Common Stock beneficially owned by Mr. McShane includes 14,090 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days.
(11) The shares of Common Stock beneficially owned by Mrs. Gradison includes 4,000 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days.
(12) The shares of Common Stock beneficially owned by Mr. Ellen includes 2,000 shares of Common Stock reserved for issuance under Stock Options which are exercisable within 60 days.
(13) The number of shares of Common Stock beneficially owned by Mr. Brigham includes 1,319 shares of Common Stock reserved for issuance under Stock Options which are exercisable within 60 days.
(14) The number of shares of Common Stock beneficially owned by the Directors and executive officers as a group includes 229,376 shares of Common Stock reserved for issuance under stock options which are exercisable within 60 days.

                            EXECUTIVE COMPENSATION

     The following table shows all cash and non-cash compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated executive officers (collectively, the "Named Executives") for their services to the Company during the years ended December 31, 1995, 1994, and 1993. The Company does not have employment contracts with any of the Named Executives. There are no arrangements under which any Named Executive will receive compensation in excess of $100,000 as a result of resignation, retirement or other termination of employment or as a result of any change in control of the Company (or a change in the individual's responsibilities as a result of such a change in control).



                                                   SUMMARY COMPENSATION TABLE

                                           ANNUAL                                      LONG-TERM
                               ---------------------------------  --------------------------------------------------------

                                                                                RESTRICTED
                               FISCAL                             OTHER ANNUAL    STOCK                      ALL OTHER
                                YEAR      SALARY     BONUS(1)(2)  COMPENSATION    AWARDS     OPTIONS(4)    COMPENSATION(5)
                               ------    --------    -----------  ------------  -----------  ----------    ---------------
                                         $234,192     $   41,733        --                      14,338         $71,134
Bruce M. Flohr                  1995      221,270         95,589     $26,518        --          10,500              --
Chairman and Chief              1994      190,466         69,170        --          --          13,500              --
 Executive Officer              1993                                                --

Henry M. Chidgey                1995      172,838      124,978(3)       --          --              --          22,981
President, Chief                1994           --             --        --          --              --              --
 Operating Officer              1993           --             --        --          --              --              --

David P. Valentine              1995      159,086         16,107        --          --           5,213              --
Vice President -                1994      154,450         34,752        --          --           3,900              --
 Line Acquisitions              1993      148,512         25,280        --          --          10,669              --

Laura D. Davies                 1995      129,363         17,289        --          --           4,085          13,454
Vice President-Finance          1994      100,860         27,232        --          --           3,450              --
 Chief Financial Officer        1993       96,978         42,015        --          --           9,244              --

Daniel T. McShane               1995      112,840         14,396        --          --           4,919          16,422
Vice President-                 1994      105,620         32,794        --          --           3,900              --
Acquisitions and                1993      101,556         25,355        --          --           9,244              --
 New Venture Dev.

------------------------

(1) Bonuses are paid to executive officers, as well as all other employees of the Company, pursuant to the Company's performance-based profit-sharing program.
(2) The amount shown in the bonus column reflects bonuses paid in subsequent periods for performance during the named period. In the Company's prior proxy statements, the amount shown in the bonus column had reflected cash paid in the corresponding fiscal period.
(3)  Includes a signing bonus paid to Mr. Chidgey of $99,250.
(4)  Reflects options granted during 1995.
(5)  Consists of premium payments for split dollar life insurance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                               POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES
                                                                              OF STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS IN 1995                   FOR OPTION TERM(1)
                               -------------------------------------------   ------------------------------
                                NUMBER OF        % OF TOTAL
                               SECURITIES         OPTIONS
                               UNDERLYING        GRANTED TO    EXERCISE OR
                                OPTIONS         EMPLOYEES IN   BASE PRICE    EXPIRATION
 NAME                          GRANTED(2)       FISCAL YEAR   ($/SHARE) (3)     DATE     5% ($)    10% ($)
-----------------------------  ------------     -----------   ------------   ---------  --------   --------
Bruce M. Flohr...............        14,338            12.0%        $27.25   4/18/2005  $245,716   $622,692
Henry M. Chidgey.............            --              --             --          --        --         --
David P. Valentine...........         5,213             4.4          27.25   4/18/2005    89,337    226,398
Laura D. Davies..............         4,085             3.4          27.25   4/18/2005    70,006    177,409
Daniel T. McShane............         4,919             4.1          27.25   4/18/2005    84,299    213,630
----------------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on rules promulgated by the Securities and Exchange Commission.
    Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased at $27.25 in 1995 would yield profits of $17.14 at 5% appreciation per year over ten years, or $43.43 at 10% appreciation per year over the same period.
(2) All options granted in 1995 by the Company vest over a five year period from the date of grant, provided the option holder remains employed with the Company.
(3) The options were granted in April 1995. The exercise price was set at $27.25, the last sale price for the Company's Common Stock on April 17, 1995.



     The following table describes the exercisable and unexercisable options to purchase shares of the Company's Common Stock held by the Company's Named Executives and the value of such options as of December 31, 1995. No options were exercised by these individuals during 1995.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                          NUMBER OF               VALUE OF UNEXERCISED
                                                                         UNEXERCISED                  IN-THE-MONEY
                                   SHARES                            OPTIONS AT 12/31/95        OPTIONS AT 12/31/95(1)
                                 ACQUIRED ON         VALUE          --------------------------  --------------------------
NAME                            EXERCISE (#)       REALIZED ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                            ------------       ------------     -----------  -------------  -----------  -------------
Bruce M. Flohr.............         None               N/A             72,592       25,525       $1,035,781      $99,321
Henry M. Chidgey...........         None               N/A                 --           --               --           --
David P. Valentine.........         None               N/A             46,791       12,428          695,716       75,500
Laura D. Davies............         None               N/A             41,560       10,761          614,534       69,611
Daniel T. McShane..........         None               N/A             14,090       11,473          152,861       66,416
----------------------

(1) The value of unexercised options is based on the difference between the closing sales price of $21.00 per share of Common Stock on December 29, 1995 and the option exercise price.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors, consisting of Robert
M. Ayres, Jr., Heather J. Gradison and Ferd. C. Meyer, Jr. (the "Committee"), presents the following report on executive compensation. The report describes the Company's executive compensation programs and the basis on which the Committee made compensation decisions for 1995 with respect to the Company's executive officers, including those named in the above compensation tables.

     Compensation Objectives. The Company's executive compensation programs are designed to attract, retain and motivate the highest quality of management talent. To achieve that objective, the Committee has developed a compensation program which combines annual base salaries with annual bonuses and stock option grants tied to corporate and individual performance.

     Annual Base Salaries. The Committee annually establishes the base salaries to be paid to the Company's executive officers during the coming year, subject to approval by the Board of Directors. The Committee's decisions regarding the 1995 base salary to be paid to each executive officer and the executive officers as a group were based upon several factors (without any particular emphasis given by the Committee to one factor over another), including the executive's job performance, competitive compensation data, and the executive's experience, responsibilities and management abilities. The Committee also considered the Company's performance in 1994, noting that the Company completed negotiations on its two largest acquisitions in 1994 and the Company's 1994 consolidated net income increased 89.0% and its operating revenues increased by 25.0%.

     Annual Incentive Bonuses. The Company maintains a performance-based, profit-sharing program through which a portion of the Company's earnings are distributed as bonuses to all of its employees. Bonuses to railroad employees are paid quarterly, while bonuses to the Company's executive officers and headquarters personnel are paid annually. Commencing January 1, 1993, bonuses may be earned by the Company's executive officers pursuant to an Executive Incentive Bonus Plan (the "Executive Plan"). The Executive's Plan was established by the Committee and sets a target bonus for each executive officer, which is a specified percentage of the individual's base pay. This target bonus is determined by the Committee, and may be increased up to a specified maximum or decreased depending upon the Company's financial performance and the executive officer's performance as determined by the Committee. The Compensation Committee may also award special bonuses to recognize special achievements. The executive officer bonuses for 1995 were determined and paid in March 1996.

     Stock Options. In order to encourage executive officers to focus on the Company's long-term performance, the Committee (subject to the approval of the Board of Directors) granted each executive officer on April 18, 1995 options to purchase shares of the Company's Common Stock. The options, with a ten-year term, vest and become exercisable at the rate of 20% per year commencing on the first anniversary of the date of grant, provided the executive officer remains an employee of the Company. The exercise price of the options was set at $27.25 per share, the last sale price of the Company's Common Stock on April 17, 1995.

     Compensation of Chief Executive Officer. Mr. Flohr's base annual salary for the year ended December 31, 1995 was $234,192, a 6% increase over 1994. In March 1996, he was paid a bonus for 1995 of $41,733, which constituted 18% of his base annual salary and a 44% decrease from the $95,589 bonus paid to him for 1994. Mr. Flohr also received options to purchase 14,338 shares of the Company's Common Stock at $27.25 per share. In establishing the 1995 annual salary for Mr. Flohr, the Committee considered the same factors it considered in setting the 1995 annual salaries for the other executive officers as described above.

                         STOCK PRICE PERFORMANCE GRAPH

  The Company's Common Stock first began publicly trading on the National Market System of NASDAQ on November 18, 1993. The graph below compares the cumulative total shareholder return on the Company's Common Stock for the period November 18, 1993 through December 31, 1995, with the cumulative total return on the Nasdaq U.S. Composite Index, the Nasdaq Truck and Transportation Index, and a composite comparison group determined by the Company consisting of certain Class I railroads, trucking companies, and rail equipment companies. The return calculations presented assume an investment of $100 on November 18, 1993 in the Company's Stock and each of the indices, and the reinvestment of all dividends.


                           TOTAL SHAREHOLDER RETURN
                      NOVEMBER 18, 1993-DECEMBER 29, 1995




                             [GRAPH APPEARS HERE]





                        11/18/93       12/31/93       12/30/94        12/29/95
                        --------       --------       --------        --------
RailTex                   100             168            144             127
NASDAQ US Composite
 Index                    100             106            103             146
NASDAQ Truck/Trans-
 portation Index          100             103             93             109
Comparator Group          100             103             86             122


                                  PROPOSAL #3

                            APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed the firm of Arthur Andersen LLP to audit the accounts of the Company for the 1996 fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board would consider an alternative appointment for the succeeding year. The Board recommends that the shareholders vote FOR approval of the appointment of Arthur Andersen LLP. The affirmative vote of a majority of the shares present and voting at the meeting in person and by proxy is required for approval.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received in writing by the Company at its corporate office no later than December 21, 1996. The Company's corporate office is located at 4040 Broadway, Suite 200, San Antonio, Texas, 78209.

                              PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Corporate Investor Communications, Inc. for a fee of $4,500, plus reimbursement for out-of-pocket expenses. Proxies may be solicited through the mail and through telephonic or telegraphic communication to, or by meeting with, shareholders or their representatives by Directors, officers and other employees of the Company who will receive no additional compensation therefor.

     The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. The Company reimburses such persons for their reasonable expenses.

                                 OTHER MATTERS

     No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.

RailTex, Inc.

[Signature of Laura D. Davies Appears Here]

Laura D. Davies
Vice President-Finance, Chief Financial Officer, and Corporate Secretary

Dated: May 17, 1996

                                                                     EXHIBIT "A"
                                 RAILTEX, INC.
                                1993 STOCK PLAN

     1. Purpose. This 1993 Stock Plan, as amended, (the "Plan") is intended to provide incentives (a) to the officers and other employees of RailTex, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with awards of stock in the Company ("Awards"); (d) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with Stock Appreciation Rights ("SAR" or "SARs") in tandem with, or independently of, options granted hereunder; (e) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with performance awards in the form of units ("Units") representing phantom shares of stock ("phantom share" or "phantom shares"), each Unit representing one phantom share; (f) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"); and (g) to outside directors by providing each of them with annual grants of ten-year options to purchase 3,000 shares of Common Stock ("Outside Directors' Options"). Anything in this Plan to the contrary notwithstanding, Stock Rights (as defined below) shall not be granted or awarded hereunder to any administrator or administrators if such grant, award or purchase would cause such administrator or administrators not to satisfy the "disinterested person" requirements of Rule 16b-3, or any successor or amended rule ("Rule 16b-3"), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     ISOs, Non-Qualified Options and Outside Directors' Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards, SARs, Units and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." Recipients of such Stock Rights are hereafter referred to individually as an "Optionee" and collectively as "Optionees." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" respectively, as those terms are defined in Section 425 of the Code.

     2. Administration of the Plan. The Plan shall be administered (i) to the extent required by Rule 16b-3, by an administrator or administrators in compliance with Rule 16b-3, and (ii) in all other cases, by such administrator or administrators as the Board of Directors (the "Board") may designate (collectively, the "Administrators"). Subject to terms of the Plan, the applicable Administrator shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 1 to receive ISOs) to whom ISOs may be granted and to determine (from among the class of individuals and entities eligible under paragraph 1 to receive Non-Qualified Options, Awards, SARs and Units and to make Purchases) to whom Non-Qualified Options, Awards, SARs, Units and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options, Awards, SARs or Units may be granted or Purchases made; (iii) determine the option price of shares subject to each Option (subject to the requirements of paragraph 4 with respect to ISOs and paragraph 5 with respect to Non-Qualified Options); (iv) determine the purchase price of shares subject to each Purchase; (v) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vi) determine the time or times when each Option shall become exercisable and the duration of the exercise period (subject to paragraph 4 with respect to ISOs and paragraph 5 with respect to Non-Qualified Options); (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it; however, neither the Board nor the applicable Administrator shall have any authority to determine whether or when an outside director shall receive or exercise Outside Directors' Options (or to determine the exercise price of such Outside Directors' Options) other than to ensure compliance with the terms of the Plan with respect to Outside Directors' Options. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the applicable Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the applicable Administrator. The interpretation and construction by the applicable Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. Administrators or the Board may from time to time adopt such rules and regulations for carrying out the Plan as they may deem best. No member of the Board, any Administrator nor the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

     3. Stock. The stock subject to the Stock Rights shall be authorized but unissued shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,250,000; provided, however, that in no event shall the number of shares of Common Stock subject to, and issued upon the exercise of, ISOs exceed 1,250,000 in the aggregate; provided, further that the aggregate number of shares of Common Stock subject to, and issuable or issued under, the Plan and the shares of Common Stock subject to the Company's outstanding options to purchase 306,168 shares of Common Stock that were granted outside of the Plan shall not exceed 1,250,000; and provided further, that the maximum number of shares of Common Stock issuable under the Plan to any employee in any calendar year shall not exceed 1,250,000. The number of shares authorized for the grant of Stock Rights under the Plan shall be subject to adjustment as provided in paragraph 10. If any Option or any other Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to any Stock Right the unpurchased shares subject to such Options or Stock Rights and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan to the extent permitted by Rule 16b-3.

     4. ISO Provisions. Any of the following provisions shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to the Code and the regulations issued thereunder.

         A. Grant of ISO. All ISOs shall be granted under the Plan within ten
(10) years of the date of the Plan's adoption by the Board or the date the Plan receives the requisite shareholder approval, whichever is earlier.

         B.  Minimum Option Price for ISOs.

                    (i) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant.

                    (ii) In no event shall the aggregate fair market value
               (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

                    (iii) If, at the time an ISO is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (a) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an ISO is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the applicable

               Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          C. Duration of ISOs. Subject to earlier termination as provided in subparagraphs F and G hereunder, each ISO shall expire on the date specified by the applicable Administrator, but not more than (i) ten years from the date of grant in the case of ISOs generally, and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to the foregoing provisions and such earlier termination as provided in said subparagraphs E and F, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to subparagraph K below.

          D. Eligible Employees. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan.

          E. Acceleration of Exercise of ISOs. The Administrator shall not, without the consent of the Optionee, accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into a Non-Qualified Option pursuant to subparagraph K below) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code, as described in subparagraph B(ii) hereinabove.

          F. Effect of Termination of Employment on ISOs. If an ISO Optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability (as such term is defined in subparagraph I hereunder), any ISO granted to such Optionee within the six-month period immediately preceding such termination shall be cancelled forthwith. With respect to any ISOs granted to such Optionee more than six months prior to such termination, no further installments of such ISOs shall become exercisable and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to subparagraph K below. Leave of absence with the written approval of the applicable Administrator shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the Optionee continues to be an employee of the Company or any Related Corporation.

          G. Effect of Death or Disability on ISOs. If an Optionee ceases to be employed by the Company or any Related Corporation by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the date specified in the ISO agreement, the ISO's specified expiration date or one year of the death of the Optionee.

     If an Optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the date specified in the ISO agreement, the ISO's specified expiration date or one year from the date of the termination of the Optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or successor statute.

          H.   Adjustments.  Any adjustment made pursuant to paragraphs 10(A) or
(B) with respect to ISOs shall be made only after the applicable Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the applicable Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          I. Notice to Company of Disqualifying Dispositions. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a "disqualifying disposition" of any Common Stock acquired pursuant to the exercise of an ISO. A "disqualifying disposition" is any disposition (including any sale) of such Common Stock before the later of
(a) two years after the date the employee was granted the ISO or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

          J. Other Requirements. ISOs shall be issued subject to such additional requirements as may be imposed from time to time by the Code or the regulations issued thereunder.

          K. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The applicable Administrator, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the applicable Administrator (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the applicable Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with the provisions of paragraph 5 or any other paragraph of the Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The applicable Administrator, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     5.   Non-Qualified Options.

          A. Minimum Option Price. The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. If, at the time a Non-Qualified Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Non-Qualified Option is granted and shall mean (i) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time a Non-Qualified Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the applicable Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          B. Duration of Non-Qualified Options. Each Non-Qualified Option shall expire on the date specified by the applicable Administrator, but not more than ten (10) years from the date of grant.

          C. Vesting of Non-Qualified Options. Subject to any longer or shorter vesting period and any termination provisions which the applicable Administrator may impose, a Non-Qualified Option shall be exercisable as follows: (i) 20% of the shares under the Non-Qualified Option shall be exercisable one calendar year after the date of its grant, (ii) an additional 20% of the shares under the Non-Qualified Option shall be exercisable two calendar years after the date of its grant, (iii) an additional 20% of the shares under the Non-Qualified Option shall be exercisable three calendar years after the date of its grant, (iv) an additional 20% of the shares under the Non-Qualified Option shall be exercisable four calendar years after the date of its grant, and (v) the last 20% of the shares under the Non-Qualified Option shall be exercisable five calendar years after the date of its grant.

          D. Maintain Non-ISO Status. If the applicable Administrator determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Non-Qualified Option is not treated as an ISO.

     6. Stock Appreciation Rights. At the discretion of the applicable Administrator, Options granted under this Plan may be granted in tandem with SARs ("tandem SARS"), or SARs may be granted independently of and not in tandem with any Option ("naked SARs"). SARs will become exercisable at such time or times, and on such conditions, as the applicable Administrator may specify; the applicable Administrator may impose conditions upon the grant or exercise of any SAR, which conditions may include a condition that the SAR may only be exercised in accordance with rules and regulations adopted by the applicable Administrator from time to time. Such rules and regulations may govern the right to exercise the SAR granted prior to the adoption or amendment of such rules and regulations as well as SAR rights granted thereafter.

          A.   Tandem SARs.

                    (i) Any tandem SAR granted with an ISO may be granted only at the date of grant of such ISO. Any tandem SAR granted with a Non-Qualified Option may be granted either at or after the time such Option is granted. A tandem SAR is the right of an Optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the fair market value (as defined in subparagraph 4(B)(iii)) per share on the date on which such SAR is exercised over the option price per share as provided in the relating underlying Option. A tandem SAR granted with an ISO may be exercised only when the fair market value (as defined in subparagraph 4(B)(iii)) per share of the Common Stock subject to the ISO exceeds the per share exercise price of the ISO. A tandem SAR granted with an Option shall pertain to, and be granted only in conjunction with, the related underlying Option granted under this Plan and shall be exercisable and exercised only to the extent that the underlying Option is exercisable. The number of shares of Common Stock subject to such tandem SAR shall be all or part of the shares subject to such Option as determined by the applicable Administrator. The tandem SAR shall either become fully or partially non-exercisable and shall then be fully or partially forfeited if the exercisable portion, or any part thereof, of the underlying Option is exercised and vice versa.

                    (ii) Subject to any restrictions or conditions imposed by
               the applicable Administrator, a tandem SAR may be exercised by the Optionee as to a number of shares of Common Stock under its related Option only upon the surrender of the then-exercisable portion of the related Option covering a like number of shares of Common Stock. Upon the exercise of a tandem SAR and the surrender of the exercisable portion of the related Option, the Optionee shall be awarded cash, shares of Common Stock or a combination of shares and cash at the discretion of the applicable Administrator. The award shall have a total value equal to the product obtained by multiplying (1) the excess of the fair market value per share on the date on which such tandem SAR is exercised over the Option price per share by (2) the number of shares subject to the exercisable portion of the related Option so surrendered.

          B.   Naked SARs.

                    (i) A naked SAR may be granted irrespective of whether the recipient holds, is being granted, or has been granted any options under any stock plan of the Company. A naked SAR may be granted irrespective of whether the recipient holds, is being granted, or has been granted any tandem SARs. A naked SAR may be made exercisable without regard to the exercisability of any option.

                    (ii) With respect to the exercise of any naked SAR, the term
               "Spread" as used in this paragraph 6 shall mean an amount equal to the product computed by multiplying (1) the excess of (A) the fair market value per share of Common Stock of the Company on the date such naked SAR is exercised over (B) the price designated by the applicable Administrator (the "Award Price") by (2) the number of shares with respect to which such naked SAR is being exercised.

          C.   General Provisions.

                    (i) The applicable Administrator may specify that a SAR
               shall be exercisable for cash, for shares, for a combination of cash or shares, or in cash or shares at the holder's option. On the exercise of a SAR, the holder thereof, except as provided in subparagraphs (ii) and (iii) of this paragraph 6(C), shall be entitled to receive either:

                    (a) if the exercise is for shares, a number of shares equal to the quotient computed by dividing the Spread by the fair market value per share on the date of exercise of the SAR, provided, however, that in lieu of fractional shares the Company shall pay cash equal to the same fraction of the fair market value per share on the date of exercise of the SAR; or

                    (b) if the exercise is for cash, an amount in cash equal to the Spread; or

                    (c) if the exercise is partly for cash and partly for shares, a combination of cash in the amount specified in such SAR holder's notice of exercise, and a number of shares calculated as provided in clause (a) of this subparagraph
                    (i), after reducing the Spread by such cash amount, plus cash in lieu of any fractional share as provided above.

                    (ii) Notwithstanding the provisions of subparagraph (i) of this paragraph 6(C) the applicable Administrator shall have sole discretion to consent to or disapprove, in whole or in part, any permitted election or the right without election of a holder of a SAR to receive cash upon the exercise of a SAR ("Cash Election"). Such consent or disapproval may be given at any time after the Cash Election to which it relates. If the applicable Administrator shall disapprove a Cash Election, in lieu of paying the cash (or any portion thereof) specified in such Cash Election, the Administrator shall determine the amount of cash, if any, to be paid pursuant to such Cash Election and shall issue a number of shares calculated as provided in clause (a) of subparagraph (i) of this paragraph 6(C), after reducing the Spread by such cash to be paid plus cash in lieu of any fractional share.

                    (iii) SARs granted or to be granted to officers or directors of the Company under the Plan shall be subject to the following additional provisions: (a) no grant shall be made unless and until the Company has been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least a year and has filed all reports and statements required to be filed pursuant to such Section for that year; (b) a Cash Election may be made only during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date; and (c) no Cash Election may be made (and no related Option exercised) during the six months after grant, except in the event of the death or disability of the holder. The Company intends that this subparagraph (iii) shall comply with the requirements of Rule 16b-3. Should any provision of this subparagraph (iii) be unnecessary to comply with the requirements of the said Rule 16b-3, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

                    (iv) No SAR shall be transferable except by will or by the laws of descent and distribution. During the life of a holder of a SAR, the SAR shall be exercisable only by him or his guardian or legal representative.

                    (v) A person exercising a SAR for shares shall not be treated as having become the registered owner of any shares issued on such exercise until such shares are delivered to him.

                    (vi) Each SAR shall be on such terms and conditions
               (including additional terms and conditions) not inconsistent with this Plan as the applicable Administrator may determine.

                    (vii) To exercise a SAR, the holder shall (i) give written notice thereof to the Company addressed to the Secretary of the Company by delivery to RailTex, Inc. at 4040 Broadway, Suite 200, San Antonio, Texas 78209, and by specifying therein the amount he elects (if such election is permitted under the terms of the SAR) to receive in cash, if any, and the amount he elects (if such election is permitted under the terms of the SAR) to receive in shares and (ii) deliver to the Company such written representations, warranties and covenants as may be required by the Company or Company counsel. The date of exercise of a SAR shall be the date on which the Company shall have received the notice referred to in the first sentence of this subparagraph
               (vii).

                    (viii) The number of shares awardable to an Optionee with respect to the noncash portion of a SAR shall be determined by dividing such noncash portion by the fair market value per share (as determined in accordance with subparagraph 4(B)(iii)) on the exercise date. No fractional shares shall be issued. Any fractional shares which, but for this subparagraph (viii), would have been issued to an Optionee pursuant to a SAR, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the Optionee shall receive from the Company cash in lieu of such fractional shares.

     7. Units. At the discretion of the applicable Administrator, performance awards in the form of Units may be granted either independently of or in tandem with a Stock Right granted hereunder, to such extent as determined by the applicable Administrator, except that such Units shall not be granted in tandem with ISOs granted under the Plan. Units granted hereunder may be based on such factors as changes in the market price for shares of Common Stock of the Company, personal performance of the recipient of such Units or of his division or department, the performance of the Related Corporation by which he is employed, or any other factors or criteria set by the applicable Administrator. Units shall have such other terms and conditions as the applicable Administrator shall determine and shall be payable in such form as such

Administrator may determine including, for example, payment in shares of the Company's Common Stock.

     8.   Outside Directors' Options.

          A. Grant. On January 1 of each calendar year after the date the Plan is approved by the shareholders of the Company, each outside director then serving shall receive an option to purchase 3,000 shares of Common Stock (individually, an "Outside Director's Option," and collectively, "Outside Directors' Options").

          B. Minimum Purchase Price. The exercise price per share of the Outside Directors' Options shall not be less than the fair market value per share of Common Stock on the date of such grant. If, at the time an Outside Director's Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Outside Director's Option is granted and shall mean (i) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Outside Director's Option is granted under the Plan, "fair market value" shall be the average of the three most recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          C. Duration of Outside Directors' Options. Each Outside Director's Option shall expire ten (10) years from the date of grant; otherwise, an Outside Director's Option shall not be subject to forfeiture or termination.

          D. Exercise. An outside director may exercise an Outside Director's Option, if exercisable, by providing written notice to the Company addressed to the Secretary of the Company at 4040 Broadway, Suite 200, San Antonio, Texas 78209. The written notice shall specify the number of options being exercised, and by paying the full exercise price. The written notice shall also include such written representations, warranties and covenants as may be required by the Company, Company counsel or the applicable Administrator.

          E. Maintain Non-ISO Status. The applicable Administrator shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that any such Outside Director's Option is not treated as an ISO.

          F. Holding Period and Termination. An outside director may not dispose of any shares acquired as a result of the exercise of an Outside Director's Option until six months after the date of the "grant" of the Outside Director's Option, as determined in accordance with Rule 16(b)-3. Upon the termination of the Plan or the unavailability of shares of Common Stock for issuance under the Plan, no additional Outside Directors' Options shall be granted.

     9. Written Agreements. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the applicable Administrator may from time to time approve. Such instruments shall conform to such terms, conditions and provisions as are applicable hereunder and may contain such other terms and conditions and provisions as the applicable Administrator deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Stock Rights and the payment, if applicable, of any legal form of consideration (including, without limitation, whether payment must be in cash or by tendering shares of Common Stock). A Stock Right may provide for acceleration of exercise in the event of a change in control of the Company, in the discretion of and as defined by the applicable Administrator. The applicable Administrator may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     10. Adjustments. Upon the happening of any of the following described events, an Optionee's rights with respect to Options granted to him hereunder, and the recipient's rights with respect to Common Stock to be acquired (or used for measurement purposes) pursuant to the exercise of SARs or Units, or to be acquired pursuant to a Purchase or Award hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided, in addition or to the contrary, in the written agreement between the recipient and the Company relating to such Stock Right.

          A. Certain Corporate Events. In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each grantee of a Stock Right shall be entitled, subject to the conditions herein stated, to purchase (or have used for measurement purposes) such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such grantee would have been entitled to purchase (or have used for measurement purposes) except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

          B. Stock Dividends. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which at the time shall be subject to a Stock Right hereunder, each grantee upon exercising a Stock Right shall be entitled to receive (for the purchase price paid upon such exercise) (or have used for measurement purposes) the shares or other consideration as to which he is exercising his Stock Right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, or other consideration as he would have received if he had been the holder of the shares as to which he is exercising (or which are used for measurement in connection with) his Stock Right at all times between the date of grant of such Stock Right and the date of its exercise.

          C. New Securities. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in subparagraph A above or a stock dividend described in subparagraph B above as a result of owning such restricted Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such New Securities were issued.

          D. Cash Dividends. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company, unless specified to the contrary by the applicable Administrator in the instrument evidencing such Stock Right.

          E. Fractional Shares. No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph E, would have been issued to a grantee pursuant to a Stock Right shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the grantee shall receive from the Company cash in lieu of such fractional shares.

          F. Adjustments. Upon the happening of any of the foregoing events described in subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 3 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board shall determine the specific adjustments to be made under this paragraph 10 and, subject to paragraph 4(H), its determination shall be conclusive.

     11. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised as specified in the written instrument granting such Stock Right, which instrument may specify any legal method of exercise and any method of payment of the exercise price, including, without limitation, the payment of the exercise price by tendering outstanding shares of Common Stock or shares of Common Stock received upon exercise of a Stock Right. The holder of a Stock Right exercisable for shares shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 10 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     12. Transferability of Stock Rights. Except as otherwise provided in the Plan, no Stock Right granted under the Plan shall be transferrable by an Optionee other than by (i) will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     13. Term of the Plan. This Plan was adopted by the Board on September 13, 1993, effective September 13, 1993, subject to approval of the Plan by the holders of a majority of the outstanding shares of the Company at the next meeting of shareholders present in person or by proxy at the next meeting of shareholders. Stock Rights may be granted under the Plan at any time after September 13, 1993, even if prior to the date of shareholder approval of the Plan; provided, however, that such date shall not be prior to the date on which the applicable Administrators acts to approve the grant or award. If the requisite shareholder approval is not obtained by September 13, 1994, any grants of ISOs under the Plan and any grants of Stock Rights to officers and directors, as the case may be, made prior to that date will be automatically rescinded.

     14. Termination; Amendment. The Board may terminate or amend the Plan in any respect at any time, except that (i) no amendment requiring shareholder approval under provisions of the Code and related regulations relating to ISOs or under Rule 16b-3 will be effective without approval of shareholders as required and within the times set by such rules, and (ii) no amendment may be made more than once every six (6) months to the provisions of the Plan dealing with, related to, affecting or governing Outside Directors' Options (other than those required to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, or Rule 16b-3).

     15. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Stock Rights authorized under the Plan shall be used for general corporate purposes.

     16. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     17. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, an Outside Director's Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 4(I)), the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, or any other event in connection with a Stock Right, the Company, in accordance with Section 3402(a) of the Code, may require the Optionee, Award recipient, purchaser, or holder or exerciser of a Stock Right to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

     18. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Texas. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


      ---------
      |       |
      ---------
1. To vote for the nominees for Class 1       FOR all nominees   [x]       WITHHOLD AUTHORITY to vote   [x]     * EXCEPTIONS   [x]
   Directors of the Board of Directors        listed below                 for all nominees listed
                                                                           below.
   Bruce M Flohr, Palmer L. Mos and Laura D. Davies

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the Exceptions box and write that nominee's name on the space provided below.)
*Exceptions _____________________________________________________________________________________________________________________

2. To approve a proposal to amend the Company's 1993 Stock Plan to:     3. To vote the appointment of Arthur Andersen LLP as the
   (i) increase the maximum number of shares of Common Stock Issuable      Company's auditor for the year ending December 31, 1996.
   under the 1993 Plan from 750,000 to 1,250,000, without reduction for the number of charges issued upon the exercise of options
   granted outside of the 1993 Plan, (ii) extend the exercise period       FOR   [x]          AGAINST  [x]          ABSTAIN  [x]
   for Outside Directors' Options from 2 to 10 years and increase the number of shares which may be purchased under Outside Directors'
   Options from 2,000 to 3,000, (iii) specify 1,250,000 shares as the maximum number of shares issuable under the 1993 Plan to any employee in any calendar year, (iv) permit the 1993 Plan Administrator to
   specify shorter vesting periods for Non-Qualified Options, and (v)   4. In their discretion, to vote upon such other business
   clarify that cashless exercises of Stock Rights are permitted under     as may properly come before the meeting or any
   the 1993 Plan.                                                          adjournment thereof.


   FOR   [x]               AGAINST   [x]             ABSTAIN   [x]                                 Change of Address and   [x]
                                                                                                   or Comments Mark Here

                                                                            Please sign exactly an your name appears to the left.
                                                                            When shares are held by joint partners, both should
                                                                            sign. When signing as attorney, as executor,
                                                                            administrator, trustee or guardian, please give
                                                                            full title as such. If a corporation, please sign in
                                                                            full corporate name by President or other Authorized
                                                                            officer, if a partnership, please sign in partnership
                                                                            name by authorized person.



                                                                            Dated ___________________________________________1996

                                                                            _____________________________________________________
                                                                                               (Signature(s))

                                                                            _____________________________________________________
                                                                                                (Signature(s))

Please Complete, Sign, Date and Return this Proxy Card Promptly             VOTES MUST BE INDICATED    [X]
Using the Enclosed Envelope.                                                (X) IN BLACK OR BLUE INK.





                                 RAILTEX, INC.
                           4040 BROADWAY, SUITE 200
                             SAN ANTONIO, TX 78209

  This proxy is solicited on behalf of the Board of Directors of RailTex, Inc.

 The undersigned acknowledges receipt of the Notice of Annual Meeting of RailTex, Inc. ("the Company") and hereby appoints Bruce M. Flohr and Laura D. Davies, and each of them, the attorneys of the undersigned, with power of substitution, for an in the name of the undersigned, to vote as proxies for the undersigned according to the number of shares of Common Stock the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held June 12, 1996, or at any adjournment thereof and to vote all shares of Common Stock of the Company held by the undersigned and entitled to be voted upon the following matters as indicated on the reverse side.

 This Proxy may be revoked at any time prior to the voting thereof.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1, NUMBER 2, NUMBER 3 AND NUMBER 4.

                                            (Please date and sign on other side)


                                   RAILTEX, INC.
                                   P.O. BOX 11305
                                   NEW YORK, N.Y. 10203-0305